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8x8, Inc. Reports Third Quarter Fiscal 2022 Financial Results

Service Revenue Increased 18% and Total ARR Increased 16% Year-over-Year
CAMPBELL, CA. - February 2, 2022 - 8x8, Inc. (NYSE: EGHT), a leading integrated cloud communications platform provider, today reported financial results for the third quarter of fiscal 2022 ended December 31, 2021.

Third Quarter Fiscal 2022 Financial Results:
•Total revenue increased 15% year-over-year to $156.9 million.
•Service revenue increased 18% year-over-year to $149.4 million.
•GAAP operating loss was $37.6 million; Non-GAAP operating profit was $3.1 million.

“We delivered revenue above the high end of our guidance range and achieved non-GAAP operating profitability and positive cash flow from operations for the fourth consecutive quarter. Channel contribution, growth in Enterprise ARR, growth in XCaaS ARR, and adoption of 8x8 Voice for Microsoft Teams demonstrated continued strength in the third quarter,” said Dave Sipes, Chief Executive Officer at 8x8, Inc. “Our investments in XCaaS, channel, and global coverage have us well positioned to achieve our long-term goals of revenue growth and increased profitability.”

Third Quarter Fiscal 2022 Financial Metrics and Business Highlights:

Financial Metrics
•Annualized Recurring Subscriptions and Usage (ARR):
◦Total ARR of $572 million, an increase of 16% from the same period last year.
◦907 enterprise customers with ARR greater than $100,000, compared to 734 customers in the same period last year, an increase of 24% year-over-year.
◦Enterprise ARR growth of 30%, accounting for 54% of total ARR compared to 48% of total ARR at the end of the third quarter of fiscal 2021.
•GAAP gross margin was 62%, compared to 56% in the same period last year. Non-GAAP gross margin was 65%, compared to 60% in the same period last year.
•GAAP service revenue gross margin was 67%, compared to 63% in the same period last year. Non-GAAP service revenue gross margin was 70%, compared to 66% in the same period last year.
•Cash provided by operating activities was $9.0 million, compared to cash used by operating activities of $1.8 million in the third quarter of fiscal 2021.
•Cash, restricted cash, and investments of $260.5 million at December 31, 2021, compared to $161.5 million at March 31, 2021.

Product Innovation Highlights
•Delivered the industry’s first integrated cloud phone and contact center solution that supports the communications and customer engagement requirements of multinational organizations in the Philippines. Increased full PSTN replacement services to 48 countries and territories.
•Announced general availability of 8x8 Work for Web, a browser-based solution for a secure, unified communications and collaboration experience across almost any device and operating system.
•Released advanced enterprise video meeting capabilities, including breakout rooms and detailed meeting summaries.

Industry Recognition
•Named a Leader in the IDC MarketScape: Worldwide Unified Communication and Collaboration 2021 Vendor Assessment.
•Awarded the 2021 CRN Tech Innovator Award for 8x8 XCaaS.

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Corporate and Leadership Updates
•Completed the acquisition of Fuze, a leader in cloud-based communications for the enterprise. The acquisition expands the base of enterprise customers, creates incremental cross-selling opportunities for our contact center capabilities, and increases our engineering resources focused on XCaaS platform innovation.
•Completed private placement of an additional $137.5 million in aggregate principal amount of the 0.50% Convertible Senior Notes due 2024 and repurchased approximately $45 million of common stock, resulting in net proceeds of approximately $89 million.
•Appointed Stephanie Garcia as Chief Human Resources Officer. Garcia is a well-known HR executive in the cloud and Software as a Service industry, leading and scaling high-performing global HR operations at dynamic, fast-growth companies.
•Appointed Lisa Del Real as Global Channel Chief. Del Real is a recognized channel executive in the cloud communications industry with a strong track record building successful global channel programs.

Fourth Quarter and Updated Fiscal 2022 Financial Outlook:
Management provides expected ranges for total revenue, service revenue and non-GAAP operating margin based on its evaluation of the current business environment. The Company emphasizes that these expectations are subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.

The acquisition of Fuze, Inc. closed on January 18, 2022. Fourth quarter and fiscal year 2022 results, when reported, will include Fuze revenue and expenses from the closing date.

Outlook for Fourth Quarter Fiscal 2022 Ending March 31, 2022:
•Service revenue in the range of $173.5 million to $175.5 million, including estimated Fuze revenue of approximately $20 million. At the midpoint, this represents year-over-year growth of 30% inclusive of estimated Fuze revenue.
•Other revenue in the range of $6 million to $7 million.
•Total revenue in the range of $180 million to $182 million, including estimated Fuze revenue of approximately $20 million. At the midpoint, this represents year-over-year growth of 25% inclusive of estimated Fuze revenue.
•Positive non-GAAP operating margin.

Updated Outlook for Full-Year Fiscal 2022 Ending March 31, 2022:
•The range for service revenue is increased to $603 million to $605 million, including estimated Fuze revenue of approximately $20 million, from the prior range of $572.5 million to $576.5 million. At the midpoint, this represents year-over-year growth of 22% inclusive of estimated Fuze revenue.
•Other revenue in the range of $33 million to $34 million.
•The range for total revenue is increased to $636.8 million to $638.8 million, including estimated Fuze revenue of approximately $20 million, from the prior range of $611 million to $615 million. At the midpoint, this represents year-over-year growth of 20% inclusive of estimated Fuze revenue.
•Positive non-GAAP operating margin.

Conference Call Information:
Management will host a conference call to discuss the third fiscal quarter earnings results and the outlooks for fiscal Q4 and full year fiscal 2022 on February 2, 2022 at 2 p.m. Pacific Time (5 p.m. Eastern Time). The call is expected to last approximately 60 minutes and is accessible by webcast from the company's investor relations website at investors.8x8.com/events-and-presentations or via the following numbers:

•1-844-200-6205 Domestic
•1-929-526-1599 International
•Passcode 974075

Participants should dial in or log on ten minutes prior to the scheduled start time of the call. An archive of the webcast will be available from the company's investor relations website within 24 hours following the conclusion of the call.

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About 8x8, Inc.
8x8, Inc. (NYSE: EGHT) is transforming the future of business communications as a leading Software as a Service provider of 8x8 XCaaS™ (eXperience Communications as a Service™), an integrated contact center, voice communications, video, chat and API solution built on one global cloud communications platform. 8x8 uniquely eliminates the silos between Unified Communications as a Service (UCaaS) and Contact Center as a Service (CCaaS) to power the communications requirements of all employees globally as they work together to deliver differentiated customer experiences. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter, and Facebook.

Forward Looking Statements:
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements, include but are not limited to: changing industry trends, operational and economic impacts of the COVID-19 pandemic, new product innovations and integrations, impact of the Fuze, Inc. acquisition on fourth quarter financial results, market demand for our products, channel and e-commerce growth, sales and marketing activities, strategic partnerships, business strategies, customer acquisition and support costs, customer churn, future operating performance and efficiencies, financial outlook, revenue growth, and profitability.

You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: customer adoption and demand for our products may be lower than we anticipate; the impact of economic downturns on us and our customers, including from the COVID-19 pandemic; competitive dynamics of the cloud communication and collaboration markets, including voice, contact center, video, messaging, and communication application programming interfaces ("APIs"), in which we compete may change in ways we are not anticipating; impact of supply chain disruptions; third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions; our customer churn rate may be higher than we anticipate; our Investments we make in marketing, channel and value-added resellers (VARs), e-commerce, new products, and the acquisition of Fuze, Inc. may not result in revenue growth; and we may not achieve our target service revenue growth, or the revenue, earnings, or other amounts we forecast in our guidance, for a particular quarter or for the full fiscal year.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Explanation of GAAP to Non-GAAP Reconciliation
The Company has provided, in this release, financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's ongoing "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.

These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled

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"Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:

Non-GAAP Costs of Revenue and Non-GAAP Service Revenue Margin, Other Revenue Margin, and Gross Margin
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance and contract termination costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance and contract termination costs. Non-GAAP Service Revenue Margin (and as a percentage of Service Revenue) and Non-GAAP Other Revenue Margin (and as a percentage of Other Revenue) are computed as Service Revenue less Non-GAAP Cost of Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue, respectively. Non-GAAP Gross Margin (and as a percentage of Revenue) is computed as Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue as well as the Company's Service Revenue Margin, Other Revenue Margin and Gross Margins performance as compared to prior periods and trends.

Non-GAAP Operating Expenses
Non-GAAP Operating Expenses includes Non-GAAP Research and Development, Non-GAAP Sales and Marketing, and Non-GAAP General and Administrative, each of which excludes, if applicable: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance and contract termination costs. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operational expenses.

Non-GAAP Other Expense, net
Non-GAAP Other Expense, net (and as a percentage of Revenue) excludes debt amortization expense and sublease income from Other Expense, net. Management believes the Company’s investors benefit from this supplemental information to facilitate comparison of the Company’s other expense, net performance to prior results and trends.

Non-GAAP Operating Profit (Loss) and Non-GAAP Operating Margin
Non-GAAP Operating Profit (Loss) excludes from Loss from operations: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance and contract termination costs. Non-GAAP Operating Margin is Non-GAAP Operating Profit (Loss) divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.

Non-GAAP Pre-Tax Profit (Loss) and Non-GAAP Net Profit (Loss)
Non-GAAP Pre-Tax Profit (Loss) excludes from Pre-Tax Loss: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance and contract termination costs, debt amortization expense and sublease income. Non-GAAP Net Profit (Loss) includes the impact of the provision for income taxes on Non-GAAP Pre-Tax Profit (Loss). Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.

Non-GAAP Pre-Tax Profit (Loss) Per Share – Diluted and Non-GAAP Net Profit (Loss) Per Share – Diluted
Non-GAAP Pre-Tax Profit (Loss) Per Share – Diluted is Non-GAAP Pre-Tax Profit (Loss) divided by the weighted-average diluted shares outstanding. Non-GAAP Net Profit (Loss) Per Share – Diluted is Non-GAAP Net Profit (Loss) divided by the weighted-average diluted shares outstanding. Diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes. These potentially dilutive securities are excluded from the computation of diluted net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. They are added in the computation of diluted net income per share on a Non-GAAP basis in periods when 8x8 has net profit on a non-GAAP basis as its inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP Pre-Tax Profit (Loss) and Non-GAAP Net Profit (Loss) performance as reflected in a per share calculation as ways of measuring performance by ownership in the company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.

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Management evaluates and makes decisions about its business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some of its investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of acquired intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Acquisition and integration expenses consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, and other closing costs, which are costs that vary significantly in amount and timing. Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance and contract termination costs include employee termination benefits, executive severance agreements, cancellation of certain contracts, and lease impairments. Debt amortization expenses relate to the non-cash accretion of the debt discount. Sublease income and provision for income taxes are excluded as they are non-operating in nature.

8x8, Inc.

Investor Relations:
Kate Patterson
1-408-763-8175
katherine.patterson@8x8.com

or

Media:
John Sun
1-408-692-7054
john.sun@8x8.com

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8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, dollars and shares in thousands except per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Service revenue	$149,396	$127,107	$429,568	$362,232
Other revenue	7,478	9,578	27,190	25,393
Total revenue	156,874	136,685	456,758	387,625
Operating expenses:
Cost of service revenue	48,763	47,044	141,971	132,843
Cost of other revenue	11,071	13,364	37,086	36,194
Research and development	27,911	23,702	81,801	66,763
Sales and marketing	76,797	63,986	229,438	185,535
General and administrative	29,950	23,844	80,064	72,403
Total operating expenses	194,492	171,940	570,360	493,738
Loss from operations	(37,618)	(35,255)	(113,602)	(106,113)
Other expense, net	(5,866)	(4,669)	(15,623)	(13,772)
Loss before provision for income taxes	(43,484)	(39,924)	(129,225)	(119,885)
Provision for income taxes	87	301	576	666
Net loss	$(43,571)	$(40,225)	$(129,801)	$(120,551)

Net loss per share:
Basic and Diluted	$(0.38)	$(0.38)	$(1.16)	$(1.15)
Weighted-average common shares outstanding:
Basic and Diluted	113,510	106,641	111,960	104,961

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8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31, 2021	March 31, 2021
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$200,352	$112,531
Restricted cash, current	8,179	8,179
Short-term investments	44,551	40,337
Accounts receivable, net	48,442	51,150
Deferred sales commission costs, current	34,541	30,241
Other current assets	32,332	34,095
Total current assets	368,397	276,533
Property and equipment, net	81,610	93,076
Operating lease, right-of-use assets	59,702	66,664
Intangible assets, net	13,501	17,130
Goodwill	131,186	131,520
Restricted cash, non-current	462	462
Long-term investments	6,933	—
Deferred sales commission costs, non-current	76,701	72,427
Other assets	17,349	20,597
Total assets	$755,841	$678,409

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$24,727	$31,236
Accrued compensation	29,339	29,879
Accrued taxes	14,376	12,129
Operating lease liabilities, current	12,955	12,942
Deferred revenue, current	23,550	20,737
Other accrued liabilities	16,544	14,455
Total current liabilities	121,491	121,378
Operating lease liabilities, non-current	74,127	82,456
Convertible senior notes, net	440,988	308,435
Other liabilities, non-current	2,062	5,636
Total liabilities	638,668	517,905
Stockholders' equity:
Common stock	112	109
Additional paid-in capital	843,192	755,643
Accumulated other comprehensive loss	(5,275)	(4,193)
Accumulated deficit	(720,856)	(591,055)
Total stockholders' equity	117,173	160,504
Total liabilities and stockholders' equity	$755,841	$678,409

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8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, dollars in thousands)

	Nine Months Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(129,801)	$(120,551)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	8,488	8,529
Amortization of intangible assets	3,630	5,590
Amortization of capitalized internal-use software costs	21,968	20,021
Amortization of debt discount and issuance costs	13,780	12,574
Amortization of deferred sales commission costs	25,603	20,040
Allowance for credit losses	748	3,950
Operating lease expense, net of accretion	10,162	11,469
Stock-based compensation expense	106,159	74,940
Other	1,305	517
Changes in assets and liabilities:
Accounts receivable	1,553	(13,277)
Deferred sales commission costs	(34,685)	(41,187)
Other current and non-current assets	476	(8,939)
Accounts payable and accruals	(13,210)	(338)
Deferred revenue	1,978	11,797
Net cash provided by (used in) operating activities	18,154	(14,865)

Cash flows from investing activities:
Purchases of property and equipment	(2,915)	(4,975)
Capitalized internal-use software costs	(15,582)	(22,858)
Purchases of investments	(65,141)	(36,840)
Sales of investments	11,799	219
Proceeds from maturities of investments	41,717	40,771
Acquisition of businesses, net of cash acquired	—	(3,459)
Net cash used in investing activities	(30,122)	(27,142)

Cash flows from financing activities:
Finance lease payments	(12)	(74)
Tax-related withholding of common stock	(310)	(69)
Proceeds from issuance of common stock under employee stock plans	10,637	6,058
Repurchase Stock	(44,976)	—
Net proceeds from issuance of convertible debt	134,620	—
Net cash provided by financing activities	99,959	5,915

Effects of currency exchange rates on cash, cash equivalent, and restricted cash	(170)	2,116
Net increase (decrease) in cash, cash equivalents, and restricted cash	87,821	(33,976)
Cash, cash equivalents, and restricted cash at the beginning of the period	121,172	156,411
Cash, cash equivalents, and restricted cash at the end of the period	$208,993	$122,435

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8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, dollars and shares in thousands except per share amounts)

	Three Months Ended December 31,				Nine Months Ended December 31,
	2021		2020		2021		2020
Costs of Revenue:
GAAP cost of service revenue	$48,763		$47,044		$141,971		$132,843
Amortization of acquired intangible assets	(858)		(1,192)		(2,968)		(4,043)
Stock-based compensation expense and related employer payroll taxes	(2,345)		(2,528)		(6,911)		(6,926)
Legal and regulatory costs	—		(62)		—		(219)
Severance and contract termination costs	(100)		(91)		(152)		(1,518)
Non-GAAP cost of service revenue	$45,460		$43,171		$131,940		$120,137
Non-GAAP service margin (as a percentage of service revenue)	$103,936	69.6%	$83,936	66.0%	$297,628	69.3%	$242,095	66.8%

GAAP cost of other revenue	$11,071		$13,364		$37,086		$36,194
Stock-based compensation expense and related employer payroll taxes	(1,286)		(1,196)		(3,793)		(3,223)
Legal and nonrecurring regulatory costs	—		(71)		—		(71)
Severance and contract termination costs	102		(69)		(102)		(144)
Non-GAAP cost of other revenue	$9,887		$12,028		$33,191		32,756
Non-GAAP other margin (as a percentage of other revenue)	$(2,409)	(32.2)%	$(2,450)	(25.6)%	$(6,001)	(22.1)%	$(7,363)	(29.0)%

Non-GAAP gross margin (as a percentage of revenue)	$101,527	64.7%	$81,486	59.6%	$291,627	63.8%	$234,732	60.6%

Operating Expenses:
GAAP research and development	$27,911		$23,702		$81,801		$66,763
Stock-based compensation expense and related employer payroll taxes	(8,711)		(8,525)		(27,870)		(23,849)
Legal and regulatory costs	—		(295)		—		(296)
Severance and contract termination costs	(124)		(203)		(227)		(844)
Non-GAAP research and development (as a percentage of revenue)	$19,076	12.2%	$14,679	10.7%	$53,704	11.8%	$41,774	10.8%

GAAP sales and marketing	$76,797		$63,986		$229,438		$185,535
Amortization of acquired intangible assets	(221)		(343)		(661)		(1,547)
Stock-based compensation expense and related employer payroll taxes	(11,855)		(9,575)		(40,143)		(22,908)
Legal and regulatory costs	—		(365)		—		(369)
Severance and contract termination costs	(81)		(241)		(1,234)		(981)
Non-GAAP sales and marketing (as a percentage of revenue)	$64,640	41.2%	$53,462	39.1%	$187,400	41.0%	$159,730	41.2%

GAAP general and administrative	$29,950		$23,844		$80,064		$72,403
Stock-based compensation expense and related employer payroll taxes	(10,193)		(5,661)		(31,520)		(20,304)
Acquisition and integration costs	(5,504)		(4)		(5,523)		(194)
Legal and regulatory costs	696		(136)		2,545		(1,711)
Severance and contract termination costs	(271)		(3,217)		(1,456)		(5,292)
Non-GAAP general and administrative (as a percentage of revenue)	$14,678	9.4%	$14,826	10.8%	$44,110	9.7%	$44,902	11.6%

Non-GAAP Operating Expenses (as a percentage of revenue)	$98,394	62.7%	$82,967	60.7%	$285,214	62.4%	$246,406	63.6%

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	Three Months Ended December 31,				Nine Months Ended December 31,
	2021		2020		2021		2020

Other Expense, Net:
GAAP other expense, net	$(5,866)		$(4,669)		$(15,623)		$(13,772)
Debt amortization expense	4,924		4,257		13,780		12,574
Sublease income	(116)		—		(271)		—
Non-GAAP other income and expense (as a percentage of revenue)	$(1,058)	(0.7)%	$(412)	(0.3)%	$(2,114)	(0.5)%	$(1,198)	(0.3)%

Operating Profit (Loss)
GAAP loss from operations	$(37,618)		$(35,255)		$(113,602)		$(106,113)
Amortization of acquired intangible assets	1,079		1,535		3,629		5,590
Stock-based compensation expense and related employer payroll taxes	34,390		27,485		110,237		77,210
Acquisition and integration costs	5,504		4		5,523		195
Legal and regulatory costs	(696)		929		(2,545)		2,665
Severance and contract termination costs	474		3,821		3,171		8,779
Non-GAAP operating profit (loss) (Non-GAAP operating margin)	$3,133	2.0%	$(1,481)	(1.1)%	$6,413	1.4%	$(11,674)	(3.0)%

Pre-Tax Profit (Loss):
GAAP net loss	$(43,571)		$(40,225)		$(129,801)		$(120,551)
Amortization of acquired intangible assets	1,079		1,535		3,629		5,590
Stock-based compensation expense and related employer payroll taxes	34,390		27,485		110,237		77,210
Acquisition and integration costs	5,504		4		5,523		195
Legal and regulatory costs	(696)		929		(2,545)		2,665
Severance and contract termination costs	474		3,821		3,171		8,779
Debt amortization expense	4,924		4,257		13,780		12,574
Sublease income	(116)		—		(271)		—
Non-GAAP net profit (loss)	$1,988	1.3%	$(2,194)	(1.6)%	$3,723	0.8%	$(13,538)	(3.5)%
Provision for income taxes	87		301		576		666
Non-GAAP pre-tax profit (loss) (as a percentage of revenue)	$2,075	1.3%	$(1,893)	(1.4)%	$4,299	0.9%	$(12,872)	(3.3)%

Shares used in computing non-GAAP net profit (loss) per share:
Basic	113,510		106,641		111,960		104,961
Diluted	115,704		106,641		116,332		104,961

GAAP net loss per share - Basic and Diluted	$(0.38)		$(0.38)		$(1.16)		$(1.15)
Non-GAAP pre-tax profit (loss) per share - Diluted	$0.02		$(0.02)		$0.04		$(0.12)
Non-GAAP net profit (loss) per share - Diluted	$0.02		$(0.02)		$0.03		$(0.13)

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8x8, Inc.
SELECTED OPERATING AND FINANCIAL METRICS
(Unaudited, dollars in millions)

	Fiscal 2021				Fiscal 2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
TOTAL ARR (1)	$432	$467	$494	$518	$536	$553	$572
Growth % (YoY)	30%	20%	20%	22%	24%	18%	16%

ARR BY CUSTOMER SIZE
ENTERPRISE (2)
% of Total ARR	43%	46%	48%	49%	49%	51%	54%
Growth % (YoY)	54%	31%	29%	34%	40%	33%	30%
Total # of Enterprise Customers	606	670	734	761	824	871	907
MID-MARKET (3)
% of Total ARR	20%	19%	19%	19%	19%	19%	18%
Growth % (YoY)	24%	25%	23%	22%	22%	14%	9%
SMALL BUSINESS (4)
% of Total ARR	37%	35%	33%	32%	32%	30%	28%
Growth % (YoY)	12%	6%	8%	7%	7%	2%	(1)%
(1) Annualized Recurring Subscriptions and Usage (ARR) equals the sum of the most recent month of (i) recurring subscription amounts and (ii) platform usage charges for all CPaaS customers (subject to a minimum billings threshold for a period of at least six consecutive months), multiplied by 12.
(2) Enterprise ARR is defined as ARR from customers that generate >$100,000 ARR.
(3) Mid-market ARR is defined as ARR from customers that generate $25,000 to $100,000 ARR.
(4) Small business ARR is defined as ARR from customers that generate <$25,000 ARR.

Selected operating and financial metrics presented in this document have not been, and were not derived from financial measures that have been, prepared in accordance with US Generally Accepted Accounting Principles. 8x8 provides these selected operating and key business metrics to assist investors in evaluating the Company's operations and assessing its prospects. 8x8’s management periodically reviews these selected operating and key business metrics to evaluate 8x8’s operations, allocate resources, and drive financial performance in the business. Management monitors these metrics together, and not individually, as it does not make business decisions based upon any single metric. 8x8 is not aware of any uniform standards for defining these selected operating and key business metrics and caution that its presentation may not be consistent with that of other companies; prior period metrics and customer classifications have not been adjusted for current period changes unless noted.